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                       HILLIARD LYONS GROWTH FUND, INC.

                                    BYLAWS

                                   ARTICLE I

                                  STOCKHOLDERS
                                  ------------


     Section 1.1. Place of Meeting. All meetings of the stockholders shall be held at the principal office of the Corporation in the State of Maryland or at such other place within the United States as may from time to time be designated by the Board of Directors and stated in the notice of such meeting.

     Section 1.2. Annual Meetings. The Corporation is not required to hold an annual meeting in any year in which the election of directors is not required by the Investment Company Act of 1940, as amended (the "1940 Act"). If the Corporation is required to hold a meeting of stockholders to elect directors, such meeting shall be designated an annual meeting and shall be held on a date no later than 120 days after the occurrence of the event requiring the meeting and at an hour as may be designated by the Board of Directors and stated in the notice of the meeting. Any business of the Corporation may be considered at an annual meeting without being specified in the notice, except as otherwise required by law.

     Section 1.3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, the President or a majority of the Board of Directors. Special meetings of stockholders for the purpose
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of considering the replacement of a director or directors shall be called by the
Secretary of the Corporation (the "Secretary") on the written request of stockholders holding not less than 10% of the votes entitled to be cast thereat. Special meetings of stockholders for other purposes shall be called by the Secretary on the written request of stockholders holding not less than 25% of the votes entitled to be cast thereat. Such requests shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted on at such meeting. The Secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing the notice of such meeting and upon payment to the Corporation of such cost, the Secretary shall give notice as required in this Article to all stockholders entitled to notice of the meeting. No special meeting of stockholders need be called upon the request of stockholders entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter that is substantially the same as a matter voted upon at any special meeting of stockholders held during the preceding 12 months.

     Section 1.4. Notice of Meetings of Stockholders. Written or printed notice of the purpose or purposes and of the time and place of each meeting of the stockholders shall be given by the Secretary to each stockholder of record entitled to vote at the meeting, by placing the notice in the mail at least ten
(10) days, but not more than ninety (90) days, prior to the date designated for the meeting addressed to each stockholder at the

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address appearing on the books of the Corporation or supplied by the stockholder to the Corporation for the purpose of notice. The notice of any meeting of stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of the actions or persons as the Board of Directors may select. Notice of any meeting of stockholders shall be deemed waived by any stockholder who attends the meeting in person or by proxy, or who before or after the meeting submits a signed waiver of notice that is filed with the records of the meeting.

     Section 1.5. Record Dates. The Board of Directors may fix, in advance, a record date for the determination of stockholders entitled to notice of or to vote at any stockholders meeting or to receive a dividend or be allotted rights or for the purpose of any other proper determination with respect to stockholders and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights or otherwise, as the case may be; provided, however, that such record date shall not be more than 90 days preceding the date of any such meeting of stockholders, dividend payment date, date for the allotment of rights or other such action requiring the fixing of a record date; and further provided that such record date shall not be prior to the close of business on the day the record date is fixed, that the transfer books shall not be closed for a period longer than 20 days, and that in the case of a meeting of stockholders, the record date or

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the closing of the transfer books shall not be less than 10 days prior to the date designated for such meeting.

     Section 1.6. Quorum. Except as otherwise provided by law or by the Articles of Incorporation, the presence in person or by proxy of stockholders entitled to cast at least one-third of the votes eligible to be cast shall constitute a quorum at each meeting of the stockholders and all questions except for the election of directors shall be decided by majority vote of the shares so represented in person or by proxy and entitled to vote at the meeting. A plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without notice other than by announcement at the meeting, may adjourn the meeting from time to time as provided in Section 1.7 of this Article I until a quorum shall be present. The stockholders present at any duly constituted meeting may continue to do business until adjournment, notwithstanding the withdrawal of stockholders so that a quorum is no longer present. If any applicable law or statute, the Articles of Incorporation or these Bylaws require, for action upon a given matter, the presence in person or by proxy of stockholders representing more than one-third of the votes entitled to be cast and such additional votes are not so represented, action may be taken at the meeting on any other matter or matters that may properly come before the meeting, so long as there are present, in person or by proxy, holders of the

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number of shares of stock of the Corporation required for action upon the other matter or matters.

     Section 1.7. Adjournment. Any meeting of stockholders may be adjourned from time to time, without notice other than by announcement at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called. A meeting of the stockholders may not be adjourned to a date more than one hundred twenty (120) days after the original record date.

     Section 1.8. Voting and Inspectors. At all meetings, stockholders of record entitled to vote thereat shall have one vote for each share and fractional votes for each fractional share of stock standing in such stockholders' names on the books of the Corporation on the record date. Votes may be cast either in person or by proxy appointed by instrument in writing subscribed by such stockholder or a duly authorized attorney.

     All elections shall be had and all questions decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided by statute or by the Articles of Incorporation or by these Bylaws.

     Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for such stockholder by a proxy signed by the stockholder or an attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided

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in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except for cases in which the proxy states that it is irrevocable and an irrevocable proxy is permitted by law.

     If a vote shall be taken on any question, unless required by statute or these Bylaws or determined by the Chairman of the meeting to be advisable, such vote need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by the proxy of such stockholder, and shall state the number of shares voted.

     At any election of directors, the Chairman of the meeting may, and upon the request of the holders of 10% of the stock entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election provide a certificate of the result of the vote taken. No director or candidate for the office of director shall act as inspector of an election of directors. An inspector need not be a stockholder of the Corporation.

     Section 1.9. Conduct of Stockholders' Meetings. Meetings of stockholders shall be presided over by the Chairman of the Board, or if not present, by the President, or if not present, by a Vice-President, or if none of them is present, by a Chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as a Secretary of such meetings, or if not

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present, an Assistant Secretary shall so act; if neither the Secretary nor an
Assistant Secretary is present, then the meeting shall elect its Secretary.

     The order of business at all meetings of the stockholders shall be as determined by the Chairman of the meeting.

     Section 1.10. Validity of Proxies and Ballots. At each meeting of stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Secretary of the meeting, who shall decide all questions regarding the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless inspectors of election shall have been appointed by the Chairman of the meeting, in which event such inspectors of election shall decide all such questions.

     Section 1.11. Action without Meeting. Any action to be taken by stockholders may be taken without a meeting if (1) all stockholders entitled to vote on the matter consent to the action in writing, (2) all stockholders entitled to notice of the meeting, but not entitled to vote at it, sign a written waiver of any right to dissent, and (3) said consents and waivers are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at the meeting.

                                  ARTICLE II

                              BOARD OF DIRECTORS
                              ------------------

     Section 2.1. General Powers. Except as otherwise provided in the Corporation's Articles of Incorporation, the business and

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affairs of the Corporation shall be managed under the direction of the Board of
Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by law, by the Corporation's Articles of Incorporation or by these Bylaws.

     Section 2.2. Number of Directors. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors adopted by a majority of the entire Board of Directors then in office. Any vacancy created by an increase in directors may be filled in accordance with Section 2.6 of this Article II. No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of a term unless the director is specifically removed pursuant to Section 2.5 of this
Article II at the time of the decrease. A director need not be a stockholder of the Corporation, a citizen of the United States or a resident of the State of Maryland.

     Section 2.3. Election and Term of Directors. The term of office of each director shall be from the time of election and qualification until a successor shall have been elected and shall have qualified, or until death, or until resignation or removal as provided in these Bylaws, or as otherwise provided by statute or the Corporation's Articles of Incorporation.

     Section 2.4. Resignation. A director of the Corporation may resign at any time by giving written notice of resignation to the Board of Directors or the Chairman of the Board or to the

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President or the Secretary of the Corporation. Any resignation shall take effect at the time specified in it or, should the time when it is to become effective not be specified in it, immediately upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.

     Section 2.5. Removal of Directors. Any director of the Corporation may be removed by the stockholders with or without cause at any time by an affirmative vote of a majority of the Corporation's outstanding shares entitled to vote for the election of directors.

     Section 2.6. Vacancies. Subject to the provisions of the 1940 Act, any vacancies in the Board of Directors, whether arising from death, resignation, removal or any other cause except an increase in the number of directors, shall be filled by a vote of the majority of the Board of Directors then in office even though that majority is less than a quorum, provided that no such vacancy or vacancies shall be filled by action of the remaining directors if, after the filling of the vacancy or vacancies, fewer than two-thirds of the directors then holding office shall have been elected by the stockholders of the Corporation.
A majority of the entire Board may fill a vacancy which results from an increase in the number of directors. In the event that at any time a vacancy exists in any office of a director that may not be filled by the remaining directors, a special meeting of the stockholders shall be held as promptly as

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possible and in any event within sixty (60) days, for the purpose of filling the vacancy or vacancies. Any director elected or appointed to fill a vacancy shall hold office until a successor has been chosen and qualifies, or until resignation or removal, if earlier.

     Section 2.7. Place of Meetings. Meetings of the Board may be held at any place that the Board of Directors may from time to time determine or that is specified in the notice of the meeting.

     Section 2.8. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at the time and place determined by the Board of Directors.

     Section 2.9. Special Meetings. Special meetings of the Board of Directors may be called by two or more directors of the Corporation or by the Chairman of the Board or the President.

     Section 2.10. Notice of Special Meetings. Notice of each special meeting of the Board of Directors shall be given by the Secretary as hereinafter provided. Each notice shall state the time and place of the meeting and shall be delivered to each director, either personally or by telephone, facsimile transmission or other standard form of telecommunication, at least twenty-four (24) hours before the time at which the meeting is to be held, or by first-class mail, postage prepaid, addressed to the director at the director's residence or usual place of business, and mailed at least three (3) days before the day on which the meeting is to be held.

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     Section 2.11. Waiver of Notice of Meetings. Notice of any special meeting need not be given to any director who shall, either before or after the meeting, sign a written waiver of notice that is filed with the records of the meeting, or who shall attend the meeting.

     Section 2.12. Quorum and Voting. One-third (but not fewer than two (2)) of the members of the entire Board of Directors shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at the meeting (unless there is only one director, in which case that one will constitute a quorum for the transaction of business), and except as otherwise expressly required by the Corporation's Articles of Incorporation, these Bylaws, the 1940 Act, or any other applicable statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present may adjourn the meeting to another time and place until a quorum shall be present. Notice of the time and place of any adjourned meeting shall be given to all directors. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

     Section 2.13. Organization. The Board of Directors may designate a Chairman of the Board, who shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to act, the President, or, if absent or not

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able to act, another director chosen by a majority of the directors present, shall act as Chairman of the meeting and preside at the meeting. The Secretary, or, if absent or not able to act, any person appointed by the Chairman, shall act as Secretary of the meeting and keep the minutes thereof.

     Section 2.14. Committees. The Board of Directors may designate one or more committees of the Board of Directors, each consisting of two (2) or more directors. To the extent provided in the resolution, and permitted by law, the committee or committees shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it. Any committee or committees shall have the name or names determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. The members of a committee present at any meeting, whether or not they constitute a quorum (at least one-half of its members), may appoint a director to act in the place of an absent member.

     Section 2.15. Written Consent of Directors in Lieu of a Meeting. Subject to the provisions of the 1940 Act, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are

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filed with the minutes of the proceedings of the Board or committee.

     Section 2.16. Telephone Conference. Members of the Board of Directors or any committee of the Board may participate in any Board or committee meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

     Section 2.17. Compensation. No director shall receive any stated salary or fee from the Corporation for services as a director if such director is, other than by reason of being a director, an "interested person" (as such term is defined by the 1940 Act) of the Corporation. Except as provided in the preceding sentence, directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.

     Section 2.18. Investment Policies. It shall be the duty of the Board of Directors to ensure that the purchase, sale, retention and disposal of portfolio securities and the other investment practices of the Corporation are at all times consistent with the investment policies and restrictions with respect to securities investments and otherwise of the Corporation as recited in the current Prospectus of the Corporation filed from time to time with the Securities and Exchange Commission and as required by the 1940 Act. The Board,

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however, may delegate the duty of management of the assets and the administration of the Corporation's day-to-day operations to an individual or corporate management company or investment adviser pursuant to a written contract or contracts which have obtained the requisite approvals, including the requisite approvals of renewals thereof, of the Board or the stockholders of the Corporation in accordance with the provisions of the 1940 Act.



                                  ARTICLE III

                        OFFICERS, AGENTS AND EMPLOYEES
                        ------------------------------

     Section 3.1. Number and Qualifications. The officers of the Corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint one or more Vice Presidents and may also appoint any other officers, agents and employees it deems necessary or proper. Any two or more offices may be held by the same person, except the offices of President and Vice President, but no officer shall execute, acknowledge or verify in more than one capacity any instrument required by law to be executed, acknowledged or verified by more than one officer. Officers shall be elected by the Board of Directors to hold office until their successors shall have been duly elected and shall have qualified. Officers shall serve at the pleasure of the Board of Directors. The Board of Directors may from time to time elect, or delegate to the President the power to appoint, such officers (including one or more Assistant

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Vice Presidents, one or more Assistant Treasurers and one or more Assistant
Secretaries) and such agents and employees as may be necessary or desirable for the business of the Corporation. Such other officers, agents and employees shall have such duties and hold office for such terms as may be prescribed by the Board or by the appointing authority.

     Section 3.2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.

     Section 3.3. Removal of Officer, Agent or Employee. Any officer, agent or employee of the Corporation may be removed by the Board of Directors with or without cause at any time, and the Board may delegate the power of removal as to agents and employees not elected or appointed by the Board of Directors. Removal shall be without prejudice to the person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

     Section 3.4. Vacancies. A vacancy in any office whether arising from death, resignation, removal or any other cause, may

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be filled in the manner prescribed in these Bylaws for the regular election or appointment to the office.

     Section 3.5. Compensation. The compensation of the officers of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer with respect to other subordinate officers.

     Section 3.6. Bonds or Other Security. If required by the Board, any officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of such individual's duties, in an amount and with any surety or sureties as the Board may require.

     Section 3.7. Powers and Duties. The officers of the Corporation shall have such powers and duties as shall be stated in a resolution of the Board of Directors and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors.

                                  ARTICLE IV

                                 CAPITAL STOCK
                                 -------------

     Section 4.1. Issuance of Shares. Shares shall be issued without certificates. At the time of issuance or transfer of shares, the Corporation shall send the stockholder a written statement identifying: (1) the Corporation as the issuer of the stock; (2) the stockholder to whom the stock is issued and such stockholder's address and taxpayer identification number; (3) the class of stock and the number of shares of stock issued or transferred; and (4) the date of such transaction.

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     Section 4.2. Transfer of Shares. Transfer of shares of stock of the
Corporation shall be made on the stock records of the Corporation only by the registered holder thereof, or by such holder's attorney authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent, by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.

     Section 4.3. Transfer Agents and Registrars. The Board of Directors may from time to time appoint or remove transfer agents or registrars of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar.

     Section 4.4. Regulations. The Board may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

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                                   ARTICLE V

                                INDEMNIFICATION
                                ---------------

     Section 5.1. Indemnification of Directors and Officers. The Corporation shall indemnify to the fullest extent permitted by the Maryland General Corporation Law, as amended from time to time, each of its directors and officers (including persons who serve at the Corporation's request as directors, officers or trustees of another organization in which the Corporation has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") against all liabilities and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person, unless it is established: (a) that the act or omission of the Covered Person was material to the matter giving rise to the proceeding; and (b)(i) the act or omission was committed in bad faith or was the result of active or deliberate dishonesty; or (ii) the Covered Person actually received an improper personal benefit in money, property, or services; or (iii) in the case of any criminal

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proceeding, the Covered Person had reasonable cause to believe that the act or omission was unlawful. Furthermore, a Covered Person who has been successful, on the merits or otherwise, in the defense of any proceeding referred to above shall be indemnified against reasonable expenses incurred by the Covered Person in connection with the proceeding. Notwithstanding the foregoing, no Covered Person shall be indemnified for any liability arising by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duties by such Covered Person. Termination of any proceeding by conviction or a plea of nolo contendere or its equivalent, or any entry of an order of probation prior to judgment, creates a rebuttable presumption that such Covered Person did not meet the necessary standard of conduct. No such presumption results from the termination of any proceeding by judgment, order or settlement.

     Section 5.2. Advances. Expenses, including counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid from time to time by the Corporation in advance of the final disposition of any such action, suit or proceeding; provided, however, that (i) such Covered Person shall in good faith believe and have so affirmed that the standard of conduct necessary for indemnification has been met and shall have provided a written undertaking to repay the amount paid if it is ultimately determined that the standard of conduct has not been met, and (ii) either (a) a majority of the non-party,


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disinterested directors acting on the matter (provided that at least two (2) of such directors then in office act on the matter) or (b) independent legal counsel in a written opinion shall have determined based upon a review of readily available facts that there is reason to believe that such Covered Person will be found entitled to indemnification under this Article.

     Section 5.3. Disposition without Adjudication. As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication by a court, or by any other body before which the proceeding was brought, that such Covered Person either (a) (i) acted in bad faith or with active and deliberate dishonesty toward the Corporation, (ii) actually received an improper personal benefit, or (iii) in the case of any criminal proceeding, had reasonable cause to believe that the act or omission was unlawful, or (b) is liable to the Corporation or its stockholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, indemnification shall be provided if (i) approved as in the best interest of the Corporation by at least a majority of the non-party, disinterested directors acting on the matter (provided that at least two (2) of such directors then in office act on the matter) upon a determination, based upon a review of readily available facts at a meeting called for the purpose of reviewing such indemnification, that such Covered Person (a) did not act in bad faith or with active and deliberate dishonesty,


                                       20

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did not receive any improper personal benefit and had no reasonable cause to believe the act or omission was unlawful and (b) is not liable to the Corporation or its stockholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, or (ii) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts, to the effect that such Covered Person appears not to have acted in bad faith or with active and deliberate dishonesty, not to have actually received any improper personal benefit and not to have had reasonable cause to believe the act or omission was unlawful, and that such indemnification would not protect such Covered Person against any liability to the Corporation to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Any approval pursuant to this Section 5.3 shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section 5.3 as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction to have acted in bad faith or with active and deliberate dishonesty, to have actually received an improper personal benefit or to have been liable to the Corporation or its stockholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered

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Person's office, or in the case of any criminal proceeding, that a Covered
Person had reasonable cause to believe that an act or omission was unlawful.

     Section 5.4. Indemnification Not Exclusive. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which such Covered Person may be entitled. As used in this Article V, the term "Covered Person" shall include such person's heirs, executors and administrators, and a "non-party disinterested director" is a director who is not an "interested person" of the Corporation as defined in Section 2(a)(19) of the 1940 Act (or who has been exempted from being an "interested person" by any rule, regulation or order of the Securities and Exchange Commission) and against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article V shall affect any rights to indemnification to which personnel of the Corporation (other than directors or officers) and other persons may be entitled by contract or otherwise under law, nor the power of the Corporation to purchase and maintain liability insurance on behalf of any such person; provided, however, that the Corporation shall not purchase or maintain any such liability insurance in contravention of applicable law, including without limitation the 1940 Act.

     Section 5.5. Limitation of Damages. To the fullest extent permitted by the Maryland General Corporation Law, as amended

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from time to time, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages, except to the extent such exemption from liability or limitation thereof is not permitted by the 1940 Act.

     Section 5.6. Indemnification of Employees and Agents. Employees and agents who are not directors or officers of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, in accordance with the procedures set forth in this Article V to the extent permissible under the 1940 Act, the Securities Act of 1933 and the Maryland General Corporation Law, as such statutes are now or hereafter in force, and to such further extent, consistent with the foregoing, as may be provided by action of the Board of Directors or by contract.

     Section 5.7. Constituent, Resulting or Surviving Corporations. For the purposes of this Article V, references to the "Corporation" shall include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director or officer of a constituent corporation or is or was serving at the request of a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under this Article V with respect to the resulting or surviving corporation as would be the case if such person had

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served the resulting or surviving corporation in the same capacity.

     Section 5.8. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity, or arising out of such status.

                                  ARTICLE V1
                          CORPORATE SEAL; LOCATION OF
                        OFFICES; BOOKS; NET ASSET VALUE
                        -------------------------------

     Section 6.1. Corporate Seal. The Board of Directors may provide for a suitable corporate seal, in such form and bearing such inscriptions as it may determine. Any officer or director shall have the authority to affix the corporate seal. If the Corporation is required to place its corporate seal to a document, it shall be sufficient to place the word "(seal)" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

     Section 6.2. Location of Offices. The Corporation's principal office shall be in the State of Maryland. The Corporation may, in addition, establish and maintain such other

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offices as the Board of Directors or any executive officer may from time to time determine.

     Section 6.3. Books and Records. The books and records of the Corporation shall be kept at the places, within or outside the State of Maryland, as the directors or any executive officer may determine; provided, however, that (i) the original or a certified copy of the Bylaws, including any amendments to them, shall be kept at the Corporation's principal office in the State of Maryland, and (ii) the stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal office of the Corporation or, if the Corporation employs a transfer agent, at the offices of such transfer agent or sub-agent of the Corporation.

     Section 6.4. Annual Statement of Affairs. The President or any other executive officer of the Corporation shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at any annual meeting of stockholders of the Corporation and shall be placed on file at the Corporation's principal office in the State of Maryland within 20 days after such annual meeting. In the event the Corporation is not required to hold an annual meeting of stockholders, the statement of affairs shall be placed on file at the principal

                                       25
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office of the Corporation 120 days after the end of the Corporation's fiscal year to which the statement relates.

     Section 6.5. Net Asset Value. Subject to any requirements of the Corporation's Articles of Incorporation, the value of the Corporation's net assets shall be determined at such times and by such method as shall be established from time to time by the Board of Directors.

                                  ARTICLE VII

                                  FISCAL YEAR
                                  -----------

     The fiscal year of the Corporation, unless otherwise fixed by resolution of the Board of Directors, shall begin on the first day of January and shall end on the last day of December in each year.

                                 ARTICLE VIII

                              AMENDMENT OF BYLAWS
                              -------------------

     The Board of Directors shall have the power to amend, alter and repeal the Bylaws of the Corporation.

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